                                                                    Exhibit 10.8

                        MANAGING GENERAL AGENTS AGREEMENT
                        HEALTH PLAN ADMINISTRATORS, INC.

1. PARTIES.  The parties to this MANAGING  GENERAL AGENT  AGREEMENT are:  Health
Plan Administrators,  Inc. hereinafter called (HPA), with its principal place of business at 15438 N.  Florida  Ave.,  Suite 105,  Tampa,  FL 33613,  and Michael
Tobias (Health Benefits  Direct)  hereinafter  called (MGA),  with its principal place of business at 2900 Gateway Drive, Fort Lauderdale FL 33069

WHEREAS, HPA, wishes to retain MGA to represent it as MANAGING GENERAL AGENT;
and WHEREAS, MGA, wishes to represent HPA as its MANAGING GENERAL AGENT.

THEREFORE, in consideration of the mutual covenants and agreement made herein,
HPA and MGA hereby agree as follows:

2. APPOINTMENT. HPA hereby appoints MGA, and MGA agrees to act as HPA's Managing
General Agent on the terms and conditions stated herein.

3. RELATIONSHIP. MGA is an independent contractor, and nothing herein shall be construed to create the relationship of Employer and Employee between HPA and
MGA. In performance of any and all of the obligations hereunder, MGA shall be acting on its own behalf and not as an employee, partner or associate of HPA and it shall not hold itself out in any capacity other than a Managing General Agent authorized to solicit and submit insurance applications for HPA. HPA may periodically prescribe rules and regulations regarding eligibility requirements of applicants for insurance.

4. TERM. This agreement shall become effective on the date when both parties have executed it and shall be for an indefinite term and is terminable at will, with notice as set forth herein.

5. MGA DUTIES. As a Managing General Agent of HPA, MGA agrees to use his best efforts:

     A. recruit, train and supervise agents, subject to approval by HPA, to promote and effect sales of STM available through HPA. HPA reserves the right to refuse to accept any proposed agent, at HPA's sole discretion;

     B. to distribute APPROVED descriptive and educational material regarding the HPA plans available to HPA agents.

     C. to comply with all HPA's rules and regulations and with all laws and regulations of the state in which it or its agents solicit business;

     D. to timely and adequately train all agents;

     E. to prevent any agent to solicit insurance for HPA until the agent is duly licensed and appointed with the proper State Insurance Department;

     F. to be responsible for having licenses for itself and for all its agents in the state in which it and its agents solicit insurance, and for renewing these licenses yearly; for paying for all agents' licenses, bond fees, and fees and taxes required by any state, Local or Municipal government;

6. LIMITATIONS ON AUTHORITY. MGA does not possess nor is it entitled to exercise any authority on behalf of HPA other than that expressly conferred by the
Agreement. The following specific limitations on the authority of the MGA do not exclude any other limitations on its authority. Specifically, by way of description, and not limitation, MGA shall not have any authority:

     A. to make, alter or discharge any of the terms, rates, or conditions of any contract, policy or benefit program provided by HPA, either directly or indirectly;

     B. to make, alter or waive any procedural rule or regulation of HPA;

     C. to waive any forfeiture;

     D. to extend the time for payment on any premium;

     E, to guarantee dividends or experience rating refunds;

     F. to solicit collection of any monies;

     G. to issue or circulate (printed materials, fax or on the Internet)
     advertisements or literature unless it is first approved in writing by HPA;

     H. to alter any forms provided by HPA;

     I. to substitute forms in place of those provided by HPA;

     J. to expend, or contract for the expenditure of funds of HPA, except as expressly authorized in writing;

     K. to act as a writing insurance agent, except as provided in Managing
     General Agent Commission Agreement between MGA and HPA.

     L. to institute legal proceedings of any kind or character on behalf of HPA in connection with any matter pertaining to business covered by this
     Agreement. MGA agrees to notify HPA promptly in writing, of the institution of any legal proceedings against it or HPA in connection with the business covered by this Agreement.

7. EXPENSES AND RESPONSIBILITIES. MGA shall pay all expenses incurred by MGA.
MGA shall be responsible to HPA for all premiums received by MGA or by any employee, agent or representative of MGA. In soliciting applications, neither
MGA nor its agents, or employees, will make representations or guarantees to applicants as to the issuance of a policy or coverage of specific medical conditions or claims. Each agent shall ask each applicant every question on the enrollment application and will record truthful and complete answers with nothing left out that the applicant in any way stated.

8. HOLD HARMLESS AGREEMENT. MGA shall indemnify and save HPA harmless from any loss or expense on account of any unauthorized act or transaction by MGA or by any employee, agent or representative of MGA. MGA is responsible to HPA for the performance, fidelity and honesty of its agents and employees during and after the term of their agreement with it as regards to this Agreement ; and for all funds collected or entrusted to it or its agents and employees.

9. SUPPLIES. All printed matter and supplies HPA furnishes are HPA's property and shall be promptly returned to HPA upon request or when this agreement terminates. Commissions shall not be paid until this property is received by
HPA, via certified mail and it has signed a statement that all of HPA's property has been returned to HPA. Until the return, HPA shall be entitled to withhold all monies due MGA.

10. ASSIGNMENT. Neither this agreement nor any right or beneficial interest herein or acquired hereunder may be assigned by MGA without the prior specific consent of HPA, except to a bank or similar financial institution for purposes of serving as collateral; provided, however, that no such assignment shall in any way affect HPA's right to offset amounts owed by MGA to HPA whether under this Agreement or otherwise, against amounts due MGA under this Agreement.

11. TERMINATION. MGA may terminate this Agreement by mailing written notice, postage prepaid, to HPA not less than thirty days prior to the effective date of such termination provided in such notice. If no termination date is provided in such notice, this Agreement shall terminate thirty days after receipt of such notice by HPA. HPA may terminate this Agreement by mailing written notice, postage prepaid, to MGA at his last known post office address not less than thirty days prior to the effective date of termination. If no termination date is provided in such notice, this Agreement shall terminate thirty (30) days after receipt of such notice by MGA.

12. IMMEDIATE TERMINATION. HPA may terminate this Agreement effective immediately upon mailing written notice, postage prepaid, to MGA at the last known post office address, for fraud, misappropriation of funds, failure to remit premiums or other monies due or to account for any monies received on behalf of HPA, violation, or failure by MGA to follow and observe the rules or regulations prescribed by HPA.

13. VESTING. (A) In the event of termination other than for reasons listed below in Section 13B, for business administrated by Health Plan Administrators, Inc.,
ADMINISTRATOR shall continue to pay compensation related to covered cases procured through the Managing General Agent prior to the termination date of this agreement. (B) If this agreement terminates for the following reasons no further service fees will be payable by the Administrator; 1) Fraud, misappropriation of funds, failure to remit or account for premiums. 2) If the writing agent is not duly licensed as an insurance agent or broker at the time the commissions are to be paid. 3) Failure of MGA to adequately service their clients.

14. WHEN PAYABLE. All commissions and service fees due MGA shall be payable monthly following receipt of the applicable premium by HPA. At the option of
HPA, Service Fees due the MGA totaling less than $25.00 may be held and paid in the next month when total Service Fees due equal or exceed $25.00. Please see attached MGA HPA Commission Addendum for commission percentage payable. All commissions paid to a writing agent shall be paid from the commission paid to
MGA and it shall be MGA's sole responsibility to make payments to a writing agent. At the request of MGA, HPA shall pay MGA and MGA's agents a division of the compensation, but in that event, once HPA pays as directed by MGA, MGA agrees to indemnify, defend, protect and hold harmless HPA from any and all claims by any writing agent for unpaid commissions or in any dispute over commissions. MGA CANNOT ADVERTISE IN WRITING, OR DO A MASS MAILING, A COMMISSION
HIGHER THAN THE STANDARD AGENT COMMISSION DETERMINED BY HPA, FOR THAT PRODUCT.

15. REFUND OF PREMIUMS. If any premium is returned or refunded for any reason, either before or after termination of this Agreement, the amount of Service Fees previously credited or paid on such premiums to MGA or MGA's employees and agents shall immediately become due and payable by the MGA to HPA and will be deducted from all Service Fees otherwise payable hereunder thereafter until fully paid.

16. APPLICABILITY. This Agreement governs the terms and payment of
Service Fees on premiums paid on coverage which is placed in force while this
Agreement is in effect to the exclusion of all prior agreements, whether such premiums are paid while this Agreement is in effect or after its termination.

17. ERRORS AND OMISSIONS. For MGA's protection and HPA's, MGA shall carry an
Errors and Omissions liability policy covering MGA for not less than $100,000.00 per occurrence. MGA shall provide copy of Errors and Omissions policy to HPA upon execution of this Agreement.

18. AMENDMENT, MODIFICATION AND TERMINATION. This Agreement may be amended from time to time by thirty days prior written notice from HPA to MGA.

19. WAIVER. The failure of HPA to enforce any provision hereof shall not constitute a waiver of any such provisions, either currently or in the future.

20. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties, and supersedes and replaces all existing or prior agreements between the parties.

21. JURISDICTION, LAW AND VENUE. This Agreement has been finally executed in the State of Florida and is subject to the jurisdiction of the courts of the State of Florida, Hillsborough County and is to be interpreted in accordance with the laws of the State of Florida. Venue for any action, suit or other proceeding, including non-contract disputes, shall be exclusively in
Tampa, Florida. MGA agrees to consent to the Jurisdiction of the courts of
Florida and waive any other venue.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto, who have set their hands and seals individually or by their officers on the dates written below.

                                COMPANY NAME

                                Health Benefits Direct
                                --------------------------

                                BY: Michael Charles Tobias
                                    ----------------------

DATE: 11/11/05                  TITLE: Vice President
      --------                         -------------------

                                HEALTH PLAN ADMINISTRATORS, INC.

                                --------------------------

                                BY:
                                    ----------------------

DATE:                           TITLE:
      --------                         -------------------

MGA PLEASE COMPLETE THE FOLLOWING:

Corporation Name________________  E-mail___________ Web-site ____________

Tax ID#____________  SS#____________  Telephone #_________ Fax telephone__________
Also include copy's of the agency's and your agent current insurance licenses, state appointment fee, the completed appointment forms, signed MGA commission addendum, any state forms that may be required and the completed MGA contract.